UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ 07702	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 898-6308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Resignations and Appointments

Effective October 14, 2014, the Board of Directors (the “Board”) of InterCloud Systems, Inc., a Delaware corporation (the “Company”, “we,” “us,” or “our”) appointed Timothy A. Larkin (“Mr. Larkin”) to serve as the Company’s Chief Financial Officer. Mr. Larkin, 51, previously served as Executive Vice President and Chief Financial Officer of Warren Resources, Inc. (“Warren”), a publicly traded oil and gas drilling company, for 19 years. During Mr. Larkin’s tenure as Chief Financial Officer, Warren raised over $700 million in financing from both the public and private sectors and reached a $1 billion market capitalization. Prior to joining Warren, Mr. Larkin served as a Manager in the Audit Department of Deloitte and Touche. Mr. Larkin has a B.S. in accounting from Villanova University.

Also effective October 14, 2014, Daniel J. Sullivan (“Mr. Sullivan”) transitioned from his role as the Company’s Chief Financial Officer to become the Company’s Chief Accounting Officer.

In connection with Mr. Larkin’s appointment as Chief Financial Officer of the Company, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Larkin. The term of the Agreement is three years, with automatic renewals for additional one-year periods unless the Company provides 30 days’ notice to Mr. Larkin of its intention to terminate the agreement. The Agreement provides for an initial base salary of $275,000, plus the opportunity to receive annual incentive bonuses based upon certain performance objectives. Pursuant to the Agreement, the Company has also granted Mr. Larkin stock options to purchase up to 150,000 shares of Common Stock of the Company at an exercise price of $3.86 per share. The Agreement also includes certain confidentiality, non-competition, non-solicitation and other restrictive covenants in favor of the Company. A copy of the Agreement is attached hereto as Exhibit 10.1.

The press release announcing Mr. Larkin’s appointment as Chief Financial Officer and Mr. Sullivan’s transition from his role as Chief Financial Officer to Chief Accounting Officer is attached as Exhibit 99.1 and incorporated herein by reference.

Family Relationships

There are no family relationships among Mr. Sullivan or Mr. Larkin, on the one hand, and any of the Company’s officers, directors or persons nominated for such positions, on the other hand.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K of the U.S. Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated October 14, 2014, between InterCloud Systems, Inc. and Timothy A. Larkin.

99.1	Press release of InterCloud Systems, Inc., dated October 16, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: October 17, 2014	By:	/s/ Mark E. Munro
Mark E. Munro Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated October 14, 2014, between InterCloud Systems, Inc. and Timothy A. Larkin.

99.1	Press release of InterCloud Systems, Inc., dated October 16, 2014